                                                                    Exhibit 99.3



                             Consent of Person Named
                          as About to Become a Director

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Michael S. Starnes, hereby consent to be named in the Registration Statement on Form S-4 of Swift Transportation Co., Inc. ("Swift"), and any amendments thereto, as a person that will become a director of Swift in the event that the merger described in the Registration Statement is consummated.


Dated:  April 30, 2001



                                        /s/ Michael S. Starnes
                                        ----------------------
                                            Michael S. Starnes